Exhibit. 10.2
FORBEARANCE AGREEMENT
This LIMITED FORBEARANCE AGREEMENT (this “Agreement”), dated as of September 29, 2023, is entered into by and among SDC U.S. SMILEPAY SPV, a Delaware statutory trust (the “Borrower”), SMILEDIRECTCLUB, LLC, a Tennessee limited liability company (“SmileDirectClub”), as the Seller and initial Servicer (in such capacity, the “Servicer”), SDC Financial LLC, a Delaware limited liability company (the “Parent”, together with the Borrower and SmileDirectClub, the “Credit Parties”), the financial institutions party hereto as Lenders under the Loan Agreement (as hereinafter defined) (collectively, the “Lenders”), and HPS INVESTMENT PARTNERS, LLC (the “Agent”), in its capacity as collateral agent (in such capacity, the “Collateral Agent”) and as administrative agent (in such capacity, the “Administrative Agent”).
RECITALS:
WHEREAS, reference is hereby made to that certain Loan Agreement, dated as of April 27, 2022 (as amended, restated, supplemented or otherwise modified from time to time, the “Loan Agreement”; capitalized terms used herein and not otherwise defined herein shall have the meanings ascribed thereto in the Loan Agreement or, if not defined therein, the Term Sheet (as defined below)), by and among the Borrower, SmileDirectClub, the Lenders party thereto from time to time, and the Agent;
WHEREAS, as of the date hereof, the Events of Defaults set forth on Exhibit A hereto (collectively, the “Specified Defaults”) are expected to occur prior to the expiration of the Forbearance Period (as hereinafter defined);
WHEREAS, the Credit Parties have requested that Agent and the Lenders forbear from exercising remedies with respect to the Specified Defaults until March 27, 2024, in order to implement a chapter 11 toggle plan in accordance with the Term Sheet (as defined below); and
WHEREAS, the Agent and the Lenders are willing to grant such forbearance until March 27, 2024, subject to the terms and conditions set forth herein.
NOW, THEREFORE, in consideration of the premises and the agreements, provisions and covenants herein contained, the parties hereto agree as follows:
Section 1.    Definitions. As used herein, the following terms shall have the respective meanings set forth below:
“Acceptable Plan” means, collectively, a definitive chapter 11 plan for the Debtors (which may, for the avoidance of doubt, be a Sale Plan or a Liquidating Plan) and all related exhibits, supplements, and other definitive documentation contemplated by or relating to the transactions described in the Term Sheet (including, without limitation, any purchase agreement or investment agreement and any related bidding procedures), which shall be consistent in all respects with the Term Sheet and otherwise in form and substance acceptable to the Lender Parties in their sole discretion, and shall not be amended, restated or otherwise modified without the prior written consent of the Lender Parties in their sole discretion.
“Additional Defaults” shall have the meaning set forth in Section 2(a).

“Debtors” means, collectively, the Parent, SmileDirectClub, and each of their respective affiliates that commences cases under title 11 of the United States Code, which shall exclude, for the avoidance of doubt, the Borrower.
“DIP Definitive Documentation” shall have the meaning set forth in Section 2(a).
“Exit Date” means the date on which an Acceptable Plan becomes effective in accordance with its terms.
“Forbearance Period” shall have the meaning set forth in Section 2(a).
“Lender Expenses” shall mean, collectively, all reasonable and documented fees and expenses incurred by legal counsel and other professional advisors for the Lender Parties in connection with this Agreement and the marketing process and other transactions contemplated by the Term Sheet (including, without limitation, in connection with the solicitation, negotiation, documentation and/or consummation of a Successful Bid, and in connection with any bankruptcy cases of the Debtors).“Lender Party” shall have the meaning set forth in Section 2(a).
“Petition Date” shall mean September 29, 2023.
“Releasees” shall have the meaning set forth in Section 6(a).
“Releasors” shall have the meaning set forth in Section 6(a).
“Termination Event” shall have the meaning set forth in Section 2(a).
“Term Sheet” means the “Restructuring Plan Term Sheet” annexed hereto as Exhibit B.
Section 2.     Limited Forbearance
a.Subject to the terms and conditions set forth herein and in reliance on the representations, warranties, covenants and agreements of the Credit Parties set forth herein, the Agent and the Lenders (sometimes referred to herein individually as a “Lender Party,” and collectively as the “Lender Parties”) hereby agree they will temporarily forbear from exercising its default-related rights and remedies against the Credit Parties solely with respect to the Specified Defaults during the Forbearance Period (as defined below).
“Forbearance Period” shall mean the period beginning on the date hereof and ending on the earliest to occur of (the occurrence of clause (i), (ii), (iii) or (iv), a “Termination Event”):
i.the date on which the Agent delivers to the Borrower a notice terminating the Forbearance Period, which notice may be delivered at any time upon or after the occurrence of any Forbearance Default (as hereinafter defined),
ii.the occurrence of an Event of Bankruptcy with respect to the Borrower;

iii.the occurrence of the Exit Date; or
iv.March 27, 2024.
As used herein, the term “Forbearance Default” shall mean
A.the occurrence of any Unmatured Event of Default, Event of Default, Unmatured Servicer Termination Event or Servicer Termination Event, in each case, other than the Specified Defaults,
B.the occurrence of any of the following (collectively, the “Additional Defaults”):
1.any failure to fund the DIP Facility (as defined in the Term Sheet) in the amounts and at the times required by the terms of the definitive documentation for the DIP Facility (the “DIP Definitive Documentation”), including without limitation, the funding of at least $20 million in aggregate principal amount of loans thereunder (net of upfront fees described on the Term Sheet and any fees and expenses payable on the funding date as provided therein) within 5 days following the Petition Date,
2.any event of default under the DIP Facility whether or not waived or called,
3.any failure to satisfy any Milestone on the dates set forth in the Term Sheet,
4.the failure of the Delayed Draw to be funded on or prior to the 60th day following the Petition Date, or
5.the failure of the Credit Parties (other than the Borrower) to file a petition for relief under chapter 11 of the U.S. Bankruptcy Code on the Petition Date,
C.the failure of the Borrower or any other Credit Party to comply timely with any term, condition, or covenant set forth in this Agreement,
D.the failure of any representation or warranty made by the Borrower or any other Credit Party under or in connection with this Agreement to be true and complete in any material respect (unless such representation or warranty is qualified as to materiality or Material Adverse Effect, in which case, such representation or warranty shall be true and correct in all respects) as of the date when made or any other material breach of any such representation or warranty,
E.the repudiation and/or assertion of any defense by any Credit Party with respect to this Agreement (including any termination pursuant to Section 7) or any

Transaction Document or the pursuit of any claim by any Credit Party against the Agent, any Lender or any Releasee (as defined below),
F.the failure of the Interim Order or Final Order to expressly authorize (i) the Debtors to perform their obligations under this Agreement during the pendency of the Debtors’ chapter 11 cases or (ii) the Lender Parties to exercise remedies against the Borrower upon expiration of the Forbearance Period without the need for further court order; or
G.the termination or expiration of any other forbearance granted by another creditor of the Credit Parties.
Any Forbearance Default shall constitute an immediate Event of Default under the Loan Agreement and a Servicer Termination Event under the Servicing Agreement and, in each case, under the other Transaction Documents. This Agreement shall constitute a Transaction Document under the Loan Agreement and each other Transaction Document.
b.The foregoing limited forbearance is a one-time forbearance and shall apply only to the matters expressly set forth in Section 2(a). Without limiting the generality of the foregoing, such forbearance shall not apply to any current or future circumstances not specified above.
c.Upon the occurrence of a Termination Event, the agreement of the Agent and the Lenders hereunder to forbear from exercising their respective default-related rights and remedies shall immediately terminate without the requirement of any demand, presentment, protest, or notice of any kind, all of which the Borrower and the other Credit Parties each waives. The Borrower and the other Credit Parties each agrees that any or all of the Agent and the Lenders may at any time thereafter proceed to exercise any and all of their respective rights and remedies under any or all of the Loan Agreement, any other Transaction Document and/or Applicable Law, including, without limitation, their respective rights and remedies with respect to the Specified Defaults. Without limiting the generality of the foregoing, upon the occurrence of a Termination Event, the Agent and the Lenders may, in their sole discretion and without the requirement of any demand, presentment, protest, or notice of any kind, (i) commence any legal or other action to collect any or all of the Obligations from Borrower, any other Credit Party and/or any Collateral, (ii) foreclose or otherwise realize on any or all of the Collateral, and/or appropriate, setoff or apply to the payment of any or all of the Obligations, any or all of the Collateral, including, subject to the mandatory requirements of Applicable Law, sell or otherwise dispose of all or any part of the Collateral at a public or private sale, for cash, upon credit or for future delivery, and (iii) take any other enforcement action or otherwise exercise any or all rights and remedies provided for by any or all of the Loan Agreement, any other Transaction Documents and/or Applicable Law, all of which rights and remedies are fully reserved by the Agent and the Lenders.
d.The Borrower and the other Credit Parties each acknowledge that the Agent and the Lenders have not made any assurances concerning (i) any possibility of an extension of the Forbearance Period, (ii) the manner in which or whether the Specified Defaults may be resolved or (iii) any additional forbearance, waiver, restructuring or other accommodations.

e.The parties hereto agree that the running of all statutes of limitation and the doctrine of laches applicable to all claims or causes of action that the Agent or any Lender may be entitled to take or bring in order to enforce its rights and remedies against the Borrower or any other Credit Party are, to the fullest extent permitted by law, tolled and suspended during the Forbearance Period.
f.The Borrower and the other Credit Parties acknowledge and agree that any Loan or other financial accommodation that the Agent or any Lender makes on or after the Forbearance Effective Date has been made by such party in reliance upon, and is consideration for, among other things, the general releases and indemnities contained in Section 6 hereof and the other covenants, agreements, representations and warranties of the Borrower and the other Credit Parties hereunder.
g.The Borrower and the other Credit Parties acknowledge and agree that interest on the Loans and on all other Obligations shall accrue at the interest rate set forth in Section 2.02 of the Loan Agreement and be due and payable in cash on each Interest Payment Date and the Borrower hereby agrees to pay such interest on each Interest Payment Date.
Section 3.    Supplemental Terms, Conditions and Covenants During the Forbearance Period
The parties hereto hereby agree to comply with the following terms, conditions and covenants during the Forbearance Period, in each case notwithstanding any provision to the contrary set forth in this Agreement, the Loan Agreement or any other Transaction Document:
a.Warm Servicing. Warm Back-Up Servicing Trigger Event and Servicer Liquidity Event (and any prepayment requirements or cash dominion rights or other remedies triggered thereby) shall be suspended during the Forbearance Period.
b.Cash Control. The Borrower shall use commercially reasonable efforts to, as soon as reasonably practical (but not later than 45 days after the Petition Date), subject the Collection Account to a fully blocked control agreement during the Forbearance Period on terms reasonably acceptable to the Lender Parties that requires prior notice of not less than 12 hours to the Lender Parties of any cash releases and confirmation from the Lender Parties that they agree that the Collection Account Release Conditions (other than the absence of a Specified Default) have been met and no Termination Event has occurred, in each case, as of the date of any distribution (which will be a revocable standing confirmation);
c.Cash Collateral and DIP Facility if Bankruptcy Cases are Commenced. All DIP Definitive Documentation (including, without limitation, any credit agreement, security agreement, schedules and exhibits thereto (including any agreed DIP budgets that include material changes from the initial agreed DIP budget delivered in connection with the closing thereof), and the Interim Order and Final Order) shall be in form and substance acceptable to the Lender Parties in their sole discretion (provided that such acceptance with respect to the DIP budget shall not be unreasonably withheld). For the avoidance of doubt, any amendment or modification of the DIP Budget that results in the existence of costs and expenses without revenues or committed financing available to pay such costs and expenses shall be deemed to be material and it shall be reasonable for the Lender Parties to withhold consent to such amendment or modification. Without limiting the generality of the foregoing, the Interim Order and Final Order shall: (i) expressly authorize (A) the Debtors to perform their obligations under this Agreement during the pendency of the Debtors’ chapter 11 cases and (B) the Lender Parties to exercise remedies against the Borrower upon expiration of the Forbearance Period without the need for further court order; and (ii) require the Debtors to set aside and segregate from other cash of the Debtors at all times DIP Facility proceeds in the amount of $2,500,000.00 solely for purposes of funding the Wind-Down Budget.
d.Reporting Requirements. In addition to any and all reporting requirements set forth in the Loan Agreement, during the Forbearance Period, the Borrower shall furnish to the Agent:
i.a Permitted Loan Balance Certificate by 12:00 p.m. Eastern Time on the fourth Business Day of each calendar week demonstrating the Permitted Loan Balance calculated as of the day that is three Business Days prior to such fourth Business Day based on information that is current as of such third Business Day prior; and
ii.all notices and other reporting delivered to the lenders or agent under the DIP Facility pursuant to the terms thereof, at the same time delivered to the lenders or agent under the DIP Facility.
e.Borrowing Base True-Up. The Borrower shall ensure that the amount of cash on deposit in the Cash Reserve Account as of the end of each Business Day immediately following the date that a Permitted Loan Balance Certificate is required to be delivered pursuant to Section 3(d)(i) results in the Loan Amount being less than or equal to the Permitted Loan Balance as calculated as of the day that is three Business Days prior to the day that such Permitted Loan Balance Certificate is required to be delivered.
f.Cash Reserve Release. Any amounts on deposit in the Cash Reserve Account may be released or applied only with the consent of the Lender Parties; provided that, on any Interest Payment Date, the Lender Parties will release amounts on deposit in the Cash Reserve Account at the written request of the Borrower if:
i.The Release Conditions (other than the absence of a Specified Default or a Servicer Liquidity Event) shall have been satisfied as of such date;
ii.On any date prior to the date of funding of the Delayed Draw, the amount on deposit in the Cash Reserve Account, after giving effect to any release on such date, is at least equal to the amount that was on deposit in the Cash Reserve Account as of the Petition Date (after giving effect to any deposit thereto contemplated by this Agreement);

iii.On the date on or following the date of funding of the Delayed Draw, the amount on deposit in the Cash Reserve Account, after giving effect to any release on such date, is at least equal to the greater of (x) the amount that was on deposit in the Cash Reserve Account as of the Petition Date and (y) the amount on deposit therein as of the funding of the Delayed Draw after giving effect to any true-up as of such date;
iv.Solely for purposes of determining whether amounts may be released from the Cash Reserve Account, the percentage set forth in clause (a)(x) of the definition of Permitted Loan Balance shall be deemed to be reduced from 85% to 80%; and
v.No Termination Event shall have occurred as of such date.
g.Third Party Servicing Agreement. Within 10 days of the Petition Date, (i) the servicing agreement between the Servicer and Healthcare Finance Direct, LLC (“HFD”), with respect to the servicing of the Borrower’s receivables, shall be novated (or a new servicing agreement entered into) to the Borrower or the Back-up Servicer on terms reasonably acceptable to the Lender Parties, (ii) the Servicing Agreement shall be amended on terms reasonably acceptable to the Lender Parties to reflect the reduced services to be provided by the Servicer and the reduced fee to be paid thereto (i.e., to take account of direct compensation to be paid by the Borrower to Healthcare Finance Direct, LLC).
h.Liquidation Plan. The Credit Parties (i) will cooperate in preparing and will agree to a liquidation plan for the Borrower’s receivables and other assets reasonably acceptable to the Lender Parties within 30 days of the Petition Date that includes facilitating call center and other operations by HFD or another party selected by the Lender Parties and (ii) agree to assist in the implementation of such plan if a Termination Event occurs.
i.Advance Rate Decrease. In the event that the Exit Date has not occurred within 90 days following the Petition Date, the percentage set forth in clause (a)(x) of the definition of Permitted Loan Balance shall immediately be deemed to be reduced from 85% to 82.5% on such 90th day and will be deemed to reduce by an additional 2.5% as of the end of each thirty (30) day period thereafter and, in each case, the definition of Permitted Loan Balance shall be deemed so amended for all purposes under the Transaction Documents; provided that, such percentage shall be deemed to be restored to 85% upon the occurrence of the Exit Date.
j.Lender Expenses. The Borrower shall reimburse the Lender Parties for all Lender Expenses, within ten (10) calendar days of the submission of each invoice by the Lender Parties, which invoices may be redacted or modified to the extent appropriate to protect any information subject to attorney-client privilege, information constituting attorney work product, or other confidential information; provided, that the Borrower reserves the right to reasonably request additional detail regarding the services rendered and expenses incurred by any professionals for the Lender Parties. Lender Expenses constituting legal counsel fees shall first be credited against any retainer previously provided by the Borrower to the Lender Parties. Other professional fees and, upon the legal counsel retainer being exhausted, any additional legal counsel fees and expenses shall be paid from collections deposited into the Borrower’s Collection Account prior to any amounts in such Collection Account being distributed to the Debtors.
k.Governance. The Borrower and the other Credit Parties shall (i) promptly cooperate and agree to any changes to the Board of Trustees of the Borrower as may be required by the Lender Parties from time to time, (ii) within two Business Days following the Petition Date ensure that the existing Board of Trustees of the Borrower shall have resigned and new Trustees acceptable to the Lender Parties shall have been appointed to the Board of Trustees of the Borrower, (iii) within 10 days following the Petition Date ensure that any person serving on the Board of Trustees from time to time has the benefit of director and officer insurance policies of the Credit Parties on customary terms and (iv) not replace any member of the Board of Trustees without the written consent of the Lender Parties.
l.Document Amendments. Within 45 days following the Petition Date, the Borrower and the other Credit Parties will agree to forms of amendments (the “Exit Amendments”) to the Transaction Documents in form and substance reasonably acceptable to the Lender Parties to:
i.modify the definition of Permitted Loan Balance and any other applicable provisions such that Collections and all other amounts available to the Borrower are required to be applied to the Loan Amount on each Interest Payment Date based on a target loan-to-value ratio that has the effect of reducing the Loan Amount by 5% on each such date with such payments accompanied by the prepayment premium provided for in the Loan Agreement;
ii.implement the provisions of Section 3(b), (d), (g), (h) and (k) above on a permanent basis such that they will apply following the Exit Date; and
iii.Revise the definitions of Servicer Liquidity Event and Warm-Back-Up Servicing Trigger Event and Section 8.01(t) of the Loan Agreement to revise the dollar amounts set forth in each of the foregoing to reflect the circumstances of the Borrower and the Credit Parties as of the Exit Date.
m.Acceptable Plan; Definitive Documentation. The Debtors shall pursue in good faith confirmation of an Acceptable Plan. The Debtors shall not file, pursue, or support any chapter 11 plan or sale of all or substantially all of the Debtors’ assets other than an Acceptable Plan. The Debtors shall provide the Lender Parties with, and consult in good faith with the Lender Parties regarding the Lender Parties’ comments to, drafts of all “first day” pleadings and “second day” pleadings, and drafts of all pleadings, motions, notices, proposed orders, and other documents relating to the Debtors’ pursuit of an Acceptable Plan no later than two (2) calendar days prior to filing same (or, if not practicable to provide two (2) calendar days’ notice, as long in advance of filing as is practicable under the circumstances).

Section 4.     Representations, Warranties, Covenants and Acknowledgments. To induce the Agent and the Lenders to enter into this Agreement, each Credit Party hereby:
a.represents and warrants to the Agent and the Lenders that
i.as of the date hereof, each of the representations and warranties set forth in the Loan Agreement and each other Transaction Document is true and correct in all material respects on and as of the date hereof to the same extent as though made on and as of the date hereof (unless such representation or warranty is qualified as to materiality or Material Adverse Effect, in which case, such representation or warranty shall be true and correct in all respects), except to the extent that any such representation and warranty relates solely to an earlier date, in which case such representation and warranty was true and correct in all material respects on and as of such earlier date (unless such representation or warranty is qualified as to materiality or Material Adverse Effect, in which case, such representation or warranty shall be true and correct in all respects);
ii.as of the date hereof, no Event of Default, Unmatured Event of Default, Servicer Termination Event or Unmatured Servicer Termination Event (in each case, other than the Specified Defaults) has occurred and is continuing under the Loan Agreement or any other Transaction Document;
iii.such Credit Party has the power and is duly authorized to enter into, deliver and perform its obligations under this Agreement;
iv.each of this Agreement and the Loan Agreement is the legal, valid and binding obligation of such Credit Party enforceable against such Credit Party in accordance with its terms, except as may be limited by bankruptcy, insolvency, fraudulent transfer and other laws limiting the enforceability of creditors’ rights and by general principles of equity; and
v.the execution, delivery and performance of this Agreement does not conflict with, result in a breach of or constitute (with notice or lapse of time or both) a default under any contractual obligation of such Credit Party;
b.reaffirms each of the agreements, covenants and undertakings set forth in the Loan Agreement and each other Transaction Document to which it is a party executed in connection therewith or pursuant thereto, in each case, as modified by the terms of this Agreement;
c.acknowledges and agrees that no right of offset, defense, counterclaim, recoupment, claim, cause of action or objection in favor of such Credit Party against the Agent or any Lender exists as of the date hereof arising out of or with respect to (i) this

Agreement, the Loan Agreement or any other Transaction Document or (ii) any other document now or heretofore evidencing, securing or in any way relating to the foregoing;
d.further acknowledges and agrees that
i.except as expressly set forth herein, this Agreement is not intended, and should not be construed, as an amendment of, or any kind of waiver, consent or other modification related to, the Loan Agreement or the other Transaction Documents;
ii.except as expressly set forth herein, this Agreement shall not represent any agreement, consent or waiver related to any future action of any Credit Party;
iii.except as expressly set forth herein, the Agent and Lenders reserve all of their respective rights under the Loan Agreement and all other Transaction Documents;
iv.the forbearance contained herein does not and shall not create (nor shall any Credit Party rely upon the existence of or claim or assert that there exists) any obligation of the Agent or any Lender to consider or agree to any future amendment, consent or waiver and, in the event the Agent or any Lender subsequently agrees to consider any future amendment, consent or waiver, neither the forbearance contained herein nor any other conduct of the Agent or any Lender shall be of any force or effect on the Agent’s or any Lender’s consideration or decision with respect to any such requested amendment, consent or waiver, and none of the Agent or any Lender shall have any obligation whatsoever to consider or agree to any future amendment, consent, waiver or other agreement;
v.this Agreement shall constitute a Transaction Document for all purposes under the Loan Agreement and the other Transaction Documents; and
vi.to the extent any representation, warranty, certification or other statement made herein shall be false in any material respect as of the date made or deemed made (unless such representation or warranty is qualified as to materiality or Material Adverse Effect, in which case, such representation or warranty shall be true and correct in all respects) or if the Credit Parties fail to timely satisfy any of the conditions listed in this Agreement to the satisfaction of the Agent, such occurrence shall be deemed an immediate Event of Default pursuant to the terms of the Loan Agreement and other Transaction Documents; and
e.agrees that the Commitment of the Lender Parties under the Loan Agreement is irrevocably terminated, cancelled and of no further effect;

f.agrees that no Credit Party shall consent to or permit to occur any amendment or modification to (i) the DIP Facility in any material respect without the prior written consent of the Lender Parties to be given or withheld in their sole and absolute discretion (it being understood and agreed that, without limiting the generality of the foregoing, any amendment or modification to (x) any Event of Default or any defined term used therein (y) the minimum liquidity covenant contained therein and referenced in Section 3(d)(ii) hereof, or any amendment or modification to any defined term used therein or (z) the terms of the DIP Facility described in the Term Sheet, shall be material) or (ii) the DIP Budget to the extent material, without the prior written consent of the Lender Parties not to be unreasonably withheld (without limiting the generality of the foregoing, any amendment or modification to the Budget that that results in the existence of costs and expenses without revenues or committed financing available to pay such costs and expenses shall be deemed to be material and it shall be reasonable for the Lender Parties to withhold consent to such amendment or modification);
g.agrees that on the Exit Date, the facility represented by the Loan Agreement and the Transaction Documents will be rolled into a new facility reasonably acceptable to the Lender Parties and on substantially the same terms as the existing facility (including the legal structure with respect thereto), subject to the Exit Amendments; and
h.agrees that neither this Agreement nor any document executed in connection herewith shall be deemed to constitute a refinancing, substitution or novation of the Loan Agreement, any Transaction Document, the Obligations or any other obligations and liabilities thereunder.
i.acknowledges and agrees that neither this Agreement nor the Exit Amendments are intended to result in a “significant modification” of the Loan Agreement or any Loans or other Obligations thereunder for purposes of Treasury Regulation Section 1.1001-3, and agrees to file, and to cause its affiliates to file, all tax returns consistently with this intended tax position unless otherwise required by a “final determination” pursuant to Section 1313(a) of the Internal Revenue Code of 1986, as amended.
Section 5.     Effectiveness. This Agreement shall become effective at the time (the “Forbearance Effective Date”) upon:
i.the Agent’s receipt of fully executed counterparts of this Agreement;
ii.[reserved];
iii.an amount has been deposited in the Cash Reserve that results in the Loan Amount being less than or equal to the Permitted Loan Balance, calculated as of September 28, 2023; and
iv.the payment of all reasonable and documented legal fees and expenses of the Lender Parties invoiced on or prior to the date hereof and the funding to legal counsel to the Lender Parties of a retainer in the amount of $750,000.
Section 6.     Release; Indemnification.
a.In further consideration of the execution of this Agreement by the Agent and the Lenders, each Credit Party, individually and on behalf of its successors (including any trustees acting on behalf of such Credit Party and any debtor in possession with respect to such Credit Party), assigns, Subsidiaries and Affiliates (collectively, the “Releasors”), hereby forever releases each of the Agent, the Lenders and their respective successors, assigns, parents, Subsidiaries, Affiliates, officers, employees, directors, agents and attorneys (collectively, the “Releasees”) from any and all debts, claims, demands, liabilities, responsibilities, disputes, causes, damages, actions and causes of actions (whether at law or in equity) and obligations of every nature whatsoever, whether liquidated or unliquidated, whether known or unknown, whether matured or unmatured, whether fixed or contingent that such Releasor has, had or may have against the Releasees, or any of them, which arise from or relate to any actions which the Releasees, or any of them, have or may have taken or omitted to take in connection with the Loan Agreement or the other Transaction Documents prior to the date hereof, including with respect to the Obligations, any Collateral, the Loan Agreement, any other Transaction Document and any third party liable in whole or in part for the Obligations. This provision shall survive and continue in full force and effect whether or not each Credit Party shall satisfy all other provisions of this Agreement or the other Transaction Documents, including payment in full of all Obligations. Each Releasor understands, acknowledges and agrees that the foregoing release set forth above may be pleaded as a full and complete defense and may be used as a basis for an injunction against any action, suit or other proceeding which may be instituted, prosecuted or attempted in breach of the provisions of such release.
b.Each Credit Party hereby acknowledges and agrees that such Credit Party’s obligations under the Loan Agreement shall include an obligation to indemnify and hold the Releasees harmless with respect to the Indemnified Amounts in any manner relating to or arising out of the negotiation, preparation, execution, delivery, performance, administration and enforcement of this Agreement to the extent required by Section 10.01(a) of the Loan Agreement.
Section 7.     Termination. Any Debtor may terminate this Agreement in its entirety with immediate effect if the board of directors, board of managers, or such similar governing body of any Debtor determines, after receiving written advice from outside counsel of national reputation, that proceeding with this Agreement or the transactions contemplated by this Agreement would violate the exercise of its fiduciary duties or Applicable Law.
Section 8.     Effect; Relationship of Parties.
a.Except as expressly modified hereby or in connection herewith, the Loan Agreement and the other Transaction Documents shall be and remain in full force and effect as originally written, and shall constitute the legal, valid, binding and enforceable obligations of the Credit Parties to the Agents and Lenders, except as may be limited by bankruptcy, insolvency, reorganization, moratorium or similar laws relating to or limiting creditors’ rights generally or by equitable principles relating to enforceability. On and after the date hereof, each reference in the Loan Agreement to “this Agreement,” “hereunder,” “hereof,” “herein” or words of like import referring to the Loan Agreement, and each reference in the other Transaction Documents to the “Loan Agreement,” “thereunder,” “thereof” or words of like import referring to the Loan Agreement shall mean and be a reference to the Loan Agreement as modified by this Agreement.
b.The relationship of the Agents and Lenders, on the one hand, and the Credit Parties, on the other hand, has been and shall continue to be, at all times, that of creditor and debtor and not as joint venturers or partners. Nothing contained in this Agreement, any instrument, document or agreement delivered in connection herewith or in the Loan Agreement or any of the other Transaction Documents shall be deemed or construed to create a fiduciary relationship between or among the parties hereto or thereto.
Section 9.     Notices. Any notices hereunder shall be delivered to the addresses of the parties hereto specified in the Transaction Documents. In addition to any form and manner of notice permitted pursuant to the Transaction Documents, any notice delivered hereunder shall be effective when sent if delivered by email to: (i) in the case of the Lender Parties: daniel.wang@hpspartners.com and jeffrey.fitts@hpspartners.com and (ii) in the case of the Credit Parties: troy.crawford@smiledirectclub.com and susangreenspon@smiledirectclub.com.
Section 10.     Miscellaneous.
This Agreement may be executed in any number of counterparts and by the different parties hereto in separate counterparts, each of which when so executed shall be deemed to be an original and all of which when taken together shall constitute one and the same agreement. The words “execution,” “signed,” “signature” and words of like import in this Agreement shall be deemed to include electronic signatures or the keeping of records in electronic form, each of which shall be of the same legal effect, validity or enforceability as a manually executed signature or the use of a paper-based recordkeeping system, as the case may be, to the extent and as provided for in any Applicable Law, including the Federal Electronic Signatures in Global and National Commerce Act, the New York State Electronic Signatures and Records Act or any other similar state laws based on the Uniform Electronic Transactions Act. Any party delivering an executed counterpart of this Agreement via email or other electronic transmission shall, upon the request by the Agent, also deliver a manually executed original to the Agent or its counsel, but the failure to do so does not affect the validity, enforceability or binding effect of this Agreement. This Agreement and the other Transaction Documents embody the entire agreement and understanding between the parties hereto with respect to the subject matter hereof and supersede all prior oral or written negotiations, agreements and understandings of the parties with respect to the subject matter hereof.
Section 11.     Governing Law. THIS AGREEMENT AND THE RIGHTS AND DUTIES OF THE PARTIES HERETO, AND ANY CLAIM, CONTROVERSY, DISPUTE OR CAUSE OF ACTION (WHETHER IN CONTRACT OR TORT OR OTHERWISE) BASED UPON, ARISING OUT OF OR RELATING TO THIS AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE

STATE OF NEW YORK (INCLUDING SECTIONS 5‑1401 AND 5‑1402 OF THE GENERAL OBLIGATIONS LAW BUT OTHERWISE WITHOUT REGARD TO CONFLICT OF LAWS PRINCIPLES).
Section 12.    Headings. The headings of this Agreement are for purposes of reference only and shall not limit or otherwise affect the meaning hereof.
[Remainder of page intentionally left blank.]

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed and delivered by their respective duly authorized officers as of the date first above written.

BORROWER:
SDC U.S. SMILEPAY SPV

By:	/s/ Susan Greenspon Rammelt
Name: Susan Greenspon Rammelt
Title: Trustee

PARENT:
SDC FINANCIAL LLC

By:	/s/ Troy Crawford
Name: Troy Crawford
Title: Chief Financial Officer

SERVICER:
SMILEDIRECTCLUB, LLC

By:	/s/ Troy Crawford
Name: Troy Crawford
Title: Chief Financial Officer

[Signature Page to Forbearance Agreement]

HP SPECIALITY LOAN FUND V, L.P.,
as a Lender

By:	HPS Investment Partners, LLC, its Investment Manager

By:	/s/ Daniel Wang
Name: Daniel Wang
Title: Managing Director

[Signature Page to Forbearance Agreement]

HPS SPECIALITY LOAN FUND V-L, L.P.,
as a Lender

By:	HPS Investment Partners, LLC, its Investment Manager

By:	/s/ Daniel Wang
Name: Daniel Wang
Title: Managing Director

[Signature Page to Forbearance Agreement]

SLIF V-L HOLDINGS, LLC,
as a Lender

By:	HPS Investment Partners, LLC, its Investment Manager

By:	/s/ Daniel Wang
Name: Daniel Wang
Title: Managing Director

[Signature Page to Forbearance Agreement]

SLIF V HOLDINGS, LLC,
as a Lender

By:	HPS Investment Partners, LLC, its Investment Manager

By:	/s/ Daniel Wang
Name: Daniel Wang
Title: Managing Director

[Signature Page to Forbearance Agreement]

HPS SPECIALITY LOAN EUROPE FUND V, SCSP,
as a Lender

By:	HPS Investment Partners, LLC, its Portfolio Manager

By:	/s/ Daniel Wang
Name: Daniel Wang
Title: Managing Director

[Signature Page to Forbearance Agreement]

HPS SPECIALITY LOAN ONTARIO FUND V, L.P.,
as a Lender

By:	HPS Investment Partners, LLC, its Investment Manager

By:	/s/ Daniel Wang
Name: Daniel Wang
Title: Managing Director

[Signature Page to Forbearance Agreement]

HPS SPECIALITY LOAN MASTER FUND (EUR) V, L.P.,
as a Lender

By:	HPS Investment Partners, LLC, its Investment Manager

By:	/s/ Daniel Wang
Name: Daniel Wang
Title: Managing Director

[Signature Page to Forbearance Agreement]

CST SPECIALITY LOAN FUND, L.P.,
as a Lender

By:	HPS Investment Partners, LLC, its Investment Manager

By:	/s/ Daniel Wang
Name: Daniel Wang
Title: Managing Director

[Signature Page to Forbearance Agreement]

MORENO STREET DIRECT LENDING FUND, L.P.,
as a Lender

By:	HPS Investment Partners, LLC, its Investment Manager

By:	/s/ Daniel Wang
Name: Daniel Wang
Title: Managing Director

[Signature Page to Forbearance Agreement]

SPECILIATY LOAN VG FUND, L.P.,
as a Lender

By:	HPS Investment Partners, LLC, its Investment Manager

By:	/s/ Daniel Wang
Name: Daniel Wang
Title: Managing Director

[Signature Page to Forbearance Agreement]

FALCON CREDIT FUND, L.P.,
as a Lender

By:	HPS Investment Partners, LLC, its Investment Manager

By:	/s/ Daniel Wang
Name: Daniel Wang
Title: Managing Director

[Signature Page to Forbearance Agreement]

RELIANCE STANDARD LIFE INSURANCE COMPANY,
as a Lender

By:	HPS Investment Partners, LLC, its Investment Manager

By:	/s/ Daniel Wang
Name: Daniel Wang
Title: Managing Director

[Signature Page to Forbearance Agreement]

BUILD PRIVATE CREDIT, L.P.,
as a Lender

By:	HPS Investment Partners, LLC, its Investment Manager

By:	/s/ Daniel Wang
Name: Daniel Wang
Title: Managing Director

[Signature Page to Forbearance Agreement]

CACTUS DIRECT LENDING FUND, L.P.
as a Lender

By:	HPS Investment Partners, LLC, its Investment Manager

By:	/s/ Daniel Wang
Name: Daniel Wang
Title: Managing Director

[Signature Page to Forbearance Agreement]

PRESIDIO LOAN FUND, L.P.,
as a Lender

By:	HPS Investment Partners, LLC, its Investment Manager

By:	/s/ Daniel Wang
Name: Daniel Wang
Title: Managing Director

[Signature Page to Forbearance Agreement]

HALITE 2020 DIRECT LIMITED,
as a Lender

By:	HPS Investment Partners, LLC, its Investment Manager

By:	/s/ Daniel Wang
Name: Daniel Wang
Title: Managing Director

[Signature Page to Forbearance Agreement]

HC DIRECT LENDING FUND, L.P.,
as a Lender

By:	HPS Investment Partners, LLC, its Investment Manager

By:	/s/ Daniel Wang
Name: Daniel Wang
Title: Managing Director

[Signature Page to Forbearance Agreement]

HPS OCOEE SPECIALITY LOAN FUND, L.P.,
as a Lender

By:	HPS Investment Partners, LLC, its Investment Manager

By:	/s/ Daniel Wang
Name: Daniel Wang
Title: Managing Director

[Signature Page to Forbearance Agreement]

HPS SPECIALITY LOAN FUND TX, L.P.,
as a Lender

By:	HPS Investment Partners, LLC, its Investment Manager

By:	/s/ Daniel Wang
Name: Daniel Wang
Title: Managing Director

[Signature Page to Forbearance Agreement]

HPS CORPORATE LENDING FUND,
as a Lender

By:	HPS Investment Partners, LLC, its Investment Manager

By:	/s/ Daniel Wang
Name: Daniel Wang
Title: Managing Director

[Signature Page to Forbearance Agreement]

HPS SPECIAL SITUATIONS OPPORTUNITY FUND, LP,
as a Lender

By:	HPS Investment Partners, LLC, its Investment Manager

By:	/s/ Daniel Wang
Name: Daniel Wang
Title: Managing Director

[Signature Page to Forbearance Agreement]

SSOF SDC OFFSHORE, LLC,
as a Lender

By:	HPS Investment Partners, LLC, its Investment Manager

By:	/s/ Daniel Wang
Name: Daniel Wang
Title: Managing Director

[Signature Page to Forbearance Agreement]

PALISADES CLO, LLC,
as a Lender

By:	HPS Investment Partners, LLC, its Investment Manager

By:	/s/ Daniel Wang
Name: Daniel Wang
Title: Managing Director

[Signature Page to Forbearance Agreement]

SLF HCX AGGREGATOR, L.P.,
as a Lender

By:	HPS Investment Partners, LLC, its Investment Manager

By:	/s/ Daniel Wang
Name: Daniel Wang
Title: Managing Director

[Signature Page to Forbearance Agreement]

HLEND HOLDINGS C, L.P.,
as a Lender

By:	HPS Advisors, LLC, its Investment Adviser

By:	/s/ Daniel Wang
Name: Daniel Wang
Title: Managing Director

[Signature Page to Forbearance Agreement]

HPS MAUNA KEA FUND, L.P.,
as a Lender

By:	HPS Investment Partners, LLC, its Investment Manager

By:	/s/ Serge Adam
Name: Serge Adam
Title: Managing Director

[Signature Page to Forbearance Agreement]

CREDIT VALUE MASTER FUND VI, L.P.,
as a Lender

By:	HPS Investment Partners, LLC, its Investment Manager

By:	/s/ Serge Adam
Name: Serge Adam
Title: Managing Director

[Signature Page to Forbearance Agreement]

CREDIT VALUE ONTARIO FUND V SUBSIDIARY, L.P.,
as a Lender

By:	HPS Investment Partners, LLC, its Investment Manager

By:	/s/ Serge Adam
Name: Serge Adam
Title: Managing Director

[Signature Page to Forbearance Agreement]

ZALICO VL SERIES ACCOUNT - 2,
as a Lender

By:	HPS Investment Partners, LLC, its Investment Manager

By:	/s/ Serge Adam
Name: Serge Adam
Title: Managing Director

[Signature Page to Forbearance Agreement]

FLORIDA POWER & LIGHT COMPANY QUALIFIED DECOMMISSIONING TRUSTS FOR TURKEY POINT AND ST. LUCIE NUCLEAR PLANTS,
as a Lender

By:	HPS Investment Partners, LLC, its Investment Manager

By:	/s/ Serge Adam
Name: Serge Adam
Title: Managing Director

[Signature Page to Forbearance Agreement]

CARDINA FUND, L.P.,
as a Lender

By:	HPS Investment Partners, LLC, its Investment Manager

By:	/s/ Serge Adam
Name: Serge Adam
Title: Managing Director

[Signature Page to Forbearance Agreement]

CLIFFWATER CORPORATE LENDING FUND,
as a Lender

By:	/s/ Stephen Nesbitt
Name: Stephen Nesbitt
Title: President

[Signature Page to Forbearance Agreement]

HPS INVESTMENT PARTNERS, LLC,
as Collateral Agent and Administrative Agent

By:	/s/ Daniel Wang
Name: Daniel Wang
Title: Managing Director

[Signature Page to Forbearance Agreement]

EXHIBIT A (Specified Defaults)

1.Event of Default under Section 8.01(e) of the Loan Agreement resulting from the occurrence of an Event of Bankruptcy in respect of any Credit Party (other than the Borrower).
2.Event of Default under Section 8.01(t) of the Loan Agreement resulting from the failure to maintain, as of the last day of any calendar month, unencumbered Cash and Cash Equivalents of the Parent, its Consolidated Subsidiaries and, without duplication, the Originators, of at least Fifty Million Dollars ($50,000,000).
3.Event of Default under Section 8.01(v) of the Loan Agreement, to the extent resulting from clause (d) (an Event of Bankruptcy with respect to SmileDirectClub) or clause (e) (solely with respect to the Events Default that are Specified Defaults hereunder), in each case, of the definition of “Servicer Termination Event” in the Servicing Agreement.
4.Servicer Termination Events under clauses (d) or (e) of the definition thereof.

EXHIBIT B
Restructuring Plan Term Sheet

Debtors	•SmileDirectClub, Inc., SDC Financial, LLC, SmileDirectClub, LLC, and certain of their subsidiaries (collectively, the “Company”), but excluding SDC U.S. SmilePay SPV (the “HPS SPV”)
Structure/ Implementation
•Chapter 11 toggle plan (the “Plan”) contemplating either (a) a plan of reorganization providing for a sale of the equity of the Company to the founders of the Company (the “Founders”) or a higher or otherwise better bidder (“Sale Plan”) or (b) a plan of liquidation providing for an orderly liquidation of the Company (“Liquidating Plan”)
•Sale Plan funded by up to $80 million of Founder money, as set forth below
•Liquidating Plan intended to maximize recovery of HPS SPV collateral and Company assets if Sale Plan cannot be consummated

DIP Facility
•Up to $80 million super-priority first lien debtor-in-possession delayed-draw term loan (the “DIP Facility”), consisting of:
◦$20 million of new-money funded by Founders upon entry of the interim order approving the DIP Facility (the “Interim Order”);
◦$5 million rollup of Founders’ bridge loan upon entry of the final order approving the DIP Facility (the “Final Order”);
◦$30 million of new-money funded by Founders after later of (a) entry of Final Order and (b) satisfaction of the Delayed-Draw Condition (as defined below) (the “Delayed-Draw”); and
◦$25 million accordion (spread ratably between the interim funding and the delayed draw funding) made available to all holders of the Company’s 0.00% Convertible Senior Notes due 2026 (“Convertible Notes”)
•“Delayed-Draw Condition” means a condition that is satisfied on the 60th day after the Petition Date, if (a) there shall have been no greater than a $7 million reduction in net cash flow over the first 60 days of the chapter 11 cases as compared to the DIP Facility budget and (b) a Successful Bid (as defined below) shall have been received
•DIP Facility secured pari passu by a super-priority lien on substantially all assets of the Company
•DIP Facility matures 90 days after the Petition Date, except that if the Liquidation Plan has become effective, the DIP Facility shall remain outstanding for an additional 90 days to provide for repayment from proceeds of liquidation of DIP Facility collateral
•DIP Facility economics include:
◦Interest rate: 17.5% PIK
◦Upfront fee: 5% PIK, earned and payable upon entry of the Interim Order and Final Order
◦Exit fee: 5% PIK, earned upon entry of Final Order and payable upon maturity, acceleration, or repayment of DIP
◦No breakup or backstop fee

•Use of DIP Facility proceeds and cash collateral to be subject to agreed DIP budget with permitted variance
•DIP Facility to include $2.5 million minimum liquidity covenant, to be used to fund a wind-down budget for the Liquidating Plan (the “Wind-Down Budget”)

HPS Loan Facility
•Forbearance. Forbearance on Event of Default and Servicer Termination to the extent based on bankruptcy filing, minimum liquidity or servicer liquidity (the “Forbearance”). Forbearance to terminate on occurrence of any other Unmatured Event of Default, Event of Default, Unmatured Servicer Termination or Servicer Termination Event, any Additional Default or any material breach of the terms of the Forbearance. DIP orders (or other order of Bankruptcy Court) will authorize Debtors’ performance under terms of Forbearance and permit termination in accordance with terms of Forbearance without the need for further court approval.
•Warm Servicing. Warm servicing event to be suspended during pendency of case and reinstated at emergence
•True-Up of Borrowing Base. Borrowing base true-up (based on calculation of borrowing base as of petition date) to be made by deposit to cash reserve account concurrently with the initial funding of the DIP Facility
•Reporting and Ongoing Borrowing Base True-Up. Permitted loan balance calculation to continue with daily cash reporting, weekly borrowing base reporting with requirement to maintain borrowing base on a weekly basis (i.e., weekly Permitted Loan Balance Certificates demonstrating the Permitted Loan Balance (as defined in the Credit Agreement) as of three business days prior to each weekly reporting date with true-up payments to be made on the next succeeding business day). In addition, all notices/reporting to be provided under DIP to be provided to HPS pursuant to terms of Forbearance.

HPS Loan Facility
•Cash Reserve Release. Amounts on deposit in the cash reserve account in excess of the amount require to satisfy the borrowing base may be released on a payment date, subject to:
i. the existing conditions to such release set forth in the Credit Agreement (other than the servicer minimum liquidity requirement);
ii.prior to the funding of the Delayed Draw, the amount on deposit in the cash reserve account is at least equal to the amount on deposit therein as of the petition date after giving effect to the petition date true-up (the “Petition Date Amount”);
iii.after the funding of the Delayed Draw, the amount on deposit in the cash reserve account after giving effect to any release shall be at least equal to the greater of, (x) the Petition Date Amount and (y) the amount on deposit therein as of the Delayed Draw funding after giving effect to any true-up on such date;
iv.solely for purposes of determining whether amounts may be released from the cash reserve account, the percentage applied against the cash of the Borrower and the externally serviced receivables of the Borrower shall be 80% rather than 85%; and
v.no Additional Default shall have occurred as of the release date, the Forbearance shall be in full force and effect and no default have occurred thereunder as of such date.
•Cash Control. Borrower and company to use commercially reasonable efforts to make Collection Account subject to a blocked account control agreement requiring notice to HPS of any cash releases and HPS confirmation that it agrees the release conditions have been met as of the date of any distribution (which will be a revocable standing confirmation) (the “Collection Account Modification”). In addition, during pendency of the case, Collection Account release conditions to be amended to include requirements that (i) no termination event under the Forbearance has occurred and (ii) such Collection Account release is being made to fund ordinary course disbursements. Cash Reserve Account to remain fully blocked
•Third Party Servicer. HFD servicing agreement to be novated to either HPS SPV or FTI (acting as a master servicer) and existing servicing agreement with SDC to be amended to reduce role and fee (i.e., HFD fee to be paid directly by HPS SPV from collections) (the “Servicing Modification”)

HPS Loan Facility

•Liquidation Plan. SDC to (i) cooperate in preparing and to agree to a liquidation plan for the receivables reasonably acceptable to HPS within 30 days of petition date that includes facilitating call center and other operations by HFD or another party selected by HPS and (ii) covenant to assist in the implementation of such plan in the case of a termination of the Forbearance
•HPS SPV Governance. Board of Trustee (other than independent trustee) to resign and new board of trustees acceptable to HPS to be appointed as of the petition date (the “Board Replacement”)
•Interest. Interest under HPS Loan Facility to continue to be paid in cash
•Advance Rate Decrease. If an Exit has not occurred on or prior to the 90th day following the petition date, the advance rate will immediately reduce to 82.5% and will reduce by an additional 2.5% at the end of each 30 day period thereafter, provided, however that existing advance rates under the HPS Loan Facility will be reinstated at emergence
•Professional Fees. Invoiced legal and professional fees of HPS to be paid and a retainer funded in the amount set forth on such invoice, in each case, prior to the petition date. Once the retainer is exhausted, any additional professional fees will be paid from collections deposited into the HPS SPV collection account prior to distributions to the Company.
•Additional Defaults (each, an “Additional Default”)
i.Any failure to fund the DIP Facility in the amounts and at the times required
ii.Any event of default under the DIP Facility whether or not waive
iii.any failure to satisfy any Milestone on the dates set forth below
iv.the failure of the Delayed Draw to be funded on or prior to the 60th day following the petition date

•Commitment. Funding commitment under HPS Facility to be expressly cancelled

Sale Plan
•On the effective date of the Sale Plan:
i.The prepetition HPS Loan Facility will roll into the reorganized Company on substantially the same terms, including continuation of the HPS SPV structure, except that after emergence:
◦the Servicing Modification, the Collection Account Modification and the Board Replacement will not be reversed and provisions for a liquidation plan will continue to apply
◦Minimum liquidity covenant, servicer liquidity event, and warm servicing event to continue but to be set at revised levels
◦Reporting frequency to be increased to weekly for borrowing base and cash receipts
◦Eligible borrowing base to be decreased on a monthly basis to result in a target LTV that results in collections being applied to amortize the HPS Facility by 5% of outstanding balance on each payment date
ii.Successful Bid (as defined below) (including, to the extent applicable, the Exit Investment (as defined below)) to receive 100% of the equity of the reorganized Company (the “New Equity”) in exchange for cash or other consideration
iii.Convertible Notes and other unsecured claims receive no recovery
iv.Existing equity receives no recovery
•The Founders will make available an additional $30 million of new-money exit equity financing in connection with a Successful Bid acceptable to the Founders (the “Exit Investment”)

Marketing Process
•Sale Plan to be subject to a 60-day marketing process commenced on the Petition Date
•Successful bid shall be a binding proposal that is (a) determined to be higher or otherwise better than the Liquidating Plan by the special committee of the Company’s board, (b) repays the prepetition HPS Loan Facility or is otherwise acceptable to HPS, and (c) repays the DIP Facility in full or is otherwise acceptable to the DIP Lenders (a “Successful Bid”)

Liquidating Plan
•If the Delayed-Draw Condition is not satisfied by 60 days after the Petition Date, the Plan will toggle to the Liquidating Plan funded by the Wind-Down Budget
•The Liquidating Plan will be administered by a plan administrator acceptable to the DIP lenders and HPS
•The Liquidating Plan will provide for an orderly liquidation of the Company, including sufficient ongoing operations to maximize collection of receivables securing the HPS Loan Facility

Milestones
•Interim Order entered within 5 days of Petition Date
•Final Order entered within 25 days of Petition Date
•Bid deadline 55 after Petition Date
•Cash Flow Condition tested 60 days after Petition Date
•Plan confirmed within 85 days after Petition Date
•Effective Date of Plan with 90 days after Petition Date

Mutual Release
•Plan to include full mutual releases between Company, Founders, HPS, other creditors, other equity holders, and each of their affiliates, directors, officers, and other related parties
•For the avoidance of doubt, no obligations of the Company or the HPS SPV under the HPS Facility (as modified pursuant to the Sale Plan, if applicable) shall be released